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EXHIBIT (21)

                              TRINOVA CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT


The assets and business of all subsidiaries listed below are included in the 1996 consolidated financial statements of the Registrant. In addition to those named, 5 U.S. and 20 non-U.S. consolidated subsidiaries and 3 affiliated companies that are accounted for by the cost and/or equity methods are not disclosed. The undisclosed subsidiaries and affiliated companies in the aggregate do not constitute a significant subsidiary.

                                      Incorporated or        Percent of
                                        Organized -       Voting Securities
            Company                  State or Country           Owned
----------------------------------  ------------------    -----------------

TRINOVA Corporation                    Ohio                    Registrant

SUBSIDIARIES OF REGISTRANT
Aeroquip Corporation                   Michigan                   100
Aeroquip International Inc.            Delaware                   100
Vickers, Incorporated                  Delaware                   100
Vickers International Inc.             Delaware                   100

Aeroquip A.G.                          Switzerland                100
Aeroquip Iberica S.A.                  Spain                      100
Aeroquip Inoac Co.                     Michigan                    51
Aeroquip LTD                           Barbados                   100


TRINOVA do Brasil, S/A                 Brazil                     99.5
TRINOVA Canada Inc.                    Canada                     100
TRINOVA GmbH                           Germany                    100
TRINOVA Export Trading Company         Virgin Islands             100

TRINOVA Limited                        United Kingdom             100
TRINOVA Pte. Ltd.                      Singapore                  100
TRINOVA S.A.                           France                     100
TRINOVA S.p.A.                         Italy                      100
Vickers E.S.D. Inc.                    Delaware                   100

Vickers Systems Limited                Hong Kong                  100
Vickers Systems Limited                New Zealand                100
Vickers Systems Pty. Ltd.              Australia                  100
Vickers Systems Sdn. Bhd.              Malaysia                   100